CACI International Inc
                            1100 North Glebe Road
                          Arlington, Virginia 22201

                                -------------

                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS

                                -------------
                          ------------------------

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the "Company") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on November 20, 1997. This Proxy Statement is being mailed on or about September 23, 1997. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder's proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivery to the Company of a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR the Board of Directors' nominees for election to the Company's Board of Directors; FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on September 22, 1997, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. At the close of business on September 22, 1997, the Company had 10,692,293 shares of Common Stock outstanding.

                            ELECTION OF DIRECTORS

Eight (8) Directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected.
When a quorum is present, the affirmative vote of the holders of a majority of shares present or represented at the meeting will be required to elect each of the nominees.

Unless authority is withheld or a vote is abstained on the proxy card, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the eight nominees listed below. Consistent with the Company's Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. All eight of the nominees are currently members of the Board of Directors (the "Board"). The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.


                                  NOMINEES

Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliation of each. Seven of eight nominees are outside Directors.

OUTSIDE DIRECTORS
-----------------

Richard L. Leatherwood, 58. Director of the Company since 1996. Corporate Director, Dominion Resources, Inc., Virginia Power and Dominion Energy, 1994-present. President and Chief Executive Officer, CSX Equipment Group, 1986-1991. Vice Chairman, Chessie System Railroads and Seaboard System Railroad, 1985. President and Chief Executive Officer, Texas Gas Resources Group, 1983-1985.

Larry L. Pfirman, 51. Director of the Company since 1993. Private investor. Founder, Chairman, and Chief Executive Officer, Tara Lee Sportswear, Inc., 1978-present. Founder and Chairman, Spectro Knit Mfg. Co., 1978-present.

Warren R. Phillips, 56.  Director of the Company since 1974.  Executive Vice
Chairman, Chief   Executive Officer and Secretary/Treasurer, Moscow/Maryland,
Inc. (formerly, Soviet American Venture Initiatives (US-USSR);  Chief
Executive Officer, International Initiative, Inc., 1995- present.   Professor
and other senior posts, University of Maryland, 1974-present. Consulting in National Defense, Political Science, Information Systems, Foreign Affairs, International Relations, Simulation and Crisis Management, Quantitative
Analysis: Department of State, Department of Defense, Department of Energy, Arms Control and Disarmament Agency, Maryland State Legislature, USAID, IBM, Ford Foundation, Brown & Root, Inc., Bendix Corporation, RAND Corporation, Arthur Young. Ph.D., University of Hawaii-Political Science.

Charles P. Revoile, 63. Director of the Company since 1993. Private investor. Legal and business consultant, 1992-present. Senior Vice President, General Counsel and Secretary, CACI International Inc, 1985-1992 (retired
1992).  Vice President and General Counsel, Stanwick Corporation, 1971-1985.

William B. Snyder, 68. Director of the Company since 1996. Chairman of Southern Heritage Insurance Company, Merastar Insurance Company, Southern Heritage Holdings, Inc., and Merastar Corporation. Chairman and Chief Executive Officer, GEICO Corporation, 1985-1993. Board member of Phillips Publishers, Inc., 1994-present. Board member and past Chairman of the National Association of Independent Insurers, 1989-1990.

Richard P. Sullivan, 64. Director of the Company since 1996. President and Chief Executive Officer, Cargill Detroit Corporation, 1997-present. Chairman and Chief Executive Officer, The J.L. Wickham Co., Inc., 1992-1997. Vice Chairman, Ferris Baker Watts, Incorporated, Chief Executive Officer, Baker, Watts & Co., Inc., 1987-1993. Past and present Corporate Director; Equitable Bancorporation, Monumental Corporation, Noxell Corporation, PRC, PharmaKinetics Labs, Inc., National Association of Manufacturers. Board member, The United Way of Central Maryland, Central Maryland YMCA, The Johns Hopkins University, 1979-1991, Towson State University School of Business and Economics.

John M. Toups, 71. Director of the Company since 1993. Outside Director, Halifax Corporation, NVR, Inc., Telepad Corporation, and Thermatrix Inc. Chairman of the Board and Chief Executive Officer, The National Bank of Washington and Washington Bancorp, 1990. President and Chief Executive Officer, PRC, Inc., 1978-1982. Chairman, President and Chief Executive Officer, PRC, Inc., 1982-1985. Chairman and Chief Executive Officer, PRC, Inc., 1985-1987. Trustee and former President of the Board of Trustees, George Mason University Foundation and Fairfax Hospital System Foundation Board of Trustees. Director and past President, Professional Services Council Board of Directors. Past Director, PRC, Inc., Emhart Corporation, Washington Bancorp, Washington Gas Light Company, Comsite International and Guest Services.

MANAGEMENT DIRECTOR
-------------------

Dr. J.P. London, 60. Chairman of the Board, President and Chief Executive Officer. Elected Chairman, April 1990. Director of the Company since 1981. Joined CACI 1972, developed CACI's extensive work in advanced information system s, systems engineering and logistics sciences. Vice President 1975, Senior
Vice President 1977, Executive Vice President 1979, Operating Division
President 1982, President and Chief Executive Officer, 1984. Senior Advisory Board, Northern Virginia Technology Council; Board of Advisors, the George Washington University School of Business and Public Management; Board of Advisors, Marymount University. KPMG High Tech Entrepreneur Award 1995; Distinguished Alumni Award, George Washington University 1996. B.S., U.S.
Naval Academy, Engineering; M.S., U.S. Naval Postgraduate School-Operations Research; Doctorate, George Washington University, Business Administration, conferred "with distinction".

              COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company's Board held six meetings during the fiscal year ended June 30, 1997. Each Director, while acting as Director, attended at least 75% of the total number of meetings held by the Board and committees of the Board on which he served.

The Board had a Compensation Committee, an Executive Committee, an Audit Committee, and an Investor Relations Committee during fiscal 1997.

During the first half of fiscal 1997, the Compensation Committee consisted of Directors Coleman, Pfirman, Revoile, Sacks and Toups. During the second half of fiscal 1997, newly elected Directors Leatherwood and Sullivan replaced their predecessors Coleman and Sacks. <F1> During the entire fiscal year, Director Revoile served as the Committee Chairman. The Compensation Committee administers the Company's 1986 Employee Stock Incentive Plan and the 1996 Stock Incentive Plan, determines the benefits to be granted to key employees thereunder, and is responsible for determining and making recommendations to the Board of Directors regarding compensation to be paid to Executive Officers of the Company. The Compensation Committee met five times during fiscal
1997. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

During fiscal 1997, the Executive Committee was composed of Directors London, Parsow, Pfirman, Phillips and Toups. Director London served as the Committee's Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee did not meet during fiscal 1997.

During the first half of fiscal 1997, the Audit Committee consisted of Directors Coleman, Phillips, Revoile and Sacks. During the second half of the year, the Audit Committee consisted of Directors Phillips, Leatherwood, Revoile and Snyder. Director Phillips served as the Committee Chairman. The Audit Committee is responsible for overseeing and reviewing the Company's financial information which will be provided to stockholders and others, the system of internal controls established by management and the Board of Directors, and the annual audit conducted by the independent accountants. The Audit Committee met four times during fiscal 1997.

--------------------
[FN]
<F1>  Paul J. Coleman, Jr. served as a Director of the Company between 1990 and November, 1996. William K. Sacks served as a Director between 1993 and November, 1996.

The Investor Relations Committee, which met on four occasions during fiscal 1997, determines and oversees the Company's investor relations program and reviews the Company's shareholder profile. The Investor Relations Committee was composed of Directors Coleman, Parsow, and Sacks for the first six months of the fiscal year and Directors Parsow, Snyder and Sullivan for the remainder of the fiscal year. Director Parsow served as the Committee Chairman for the entire fiscal year.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of August 31, 1997, with respect to beneficial ownership of the Company's Common Stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                        Amount
                                      Beneficial        Percent of
                                     Ownership of         Common
Beneficial Owner                     Common Stock       Stock <F1>
--------------------------------------------------------------------------

Dr. J. P. London                     915,514 <F2>          8.6%
1100 North Glebe Road
Arlington, Virginia 22201

Larry L. Pfirman                     533,100 <F3>          5.0%
601 Water Street
New Berlin, Pennsylvania 17855

Fidelity Management & Research Co.   723,100 <F4>          6.8%
1 Federal Street
Boston, Massachusetts 02110

Neuberger & Berman Pension           594,500 <F5>          5.6%
Management Inc.
605 Third Avenue
New York, New York 10158

---------------------
[FN]
<F1>  All options are treated as exercised for shares of Common Stock.

<F2>  Dr. London holds options that are currently exercisable for 198,500 shares of Common Stock and are included in this table. 21,569 of the shares included in this table are indirectly owned by Dr. London.

<F3>  According to a Form 4 for July 1997, filed by Larry L. Pfirman, this figure includes 83,000 shares beneficially owned by Mr. Pfirman's daughter living at home. Mr. Pfirman, however, disclaims beneficial ownership of the 83,000 shares held by his daughter.

<F4>  This information is based on a Schedule 13(G) filed September 10, 1997.

<F5>  This information is based on information current as of June 30, 1997.

The following table provides information with respect to beneficial ownership for each Executive Officer, each present Director, each Director Nominee, and for all Executive Officers and Directors of the Company as a group.

                                Amount of
       Name of                  Beneficial
   Beneficial Owner            Ownership of        Percent of
      and Position             Common Stock       Common Stock <F1>
-----------------------------------------------------------------------

Dr. J.P. London                915,514 <F2>           8.6%
  CEO, Chairman and
  Nominee

James P. Allen                  40,600 <F3>           0.4%
  Executive Officer

Gregory R. Bradford            135,000 <F4>           1.3%
  Executive Officer

Jeffrey P. Elefante             30,000 <F5>           0.3%
  Executive Officer

Joseph J. Lenz                  10,000 <F6>           0.1%
  Executive Officer

Richard L. Leatherwood           4,000 <F7>            *
  Director and Nominee

Ray J. Oleson                   36,167 <F8>           0.3%
  Former Executive Officer

Alan S. Parsow                 347,800 <F9>           3.3%
  Director

Larry L. Pfirman               533,110 <F10>          5.0%
  Director and Nominee

Warren R. Phillips              14,000 <F11>          0.1%
  Director and Nominee

Charles P. Revoile              27,300 <F12>          0.3%
  Director and Nominee

William B. Snyder               10,000                0.1%
  Director and Nominee

Richard P. Sullivan              1,000                 *
  Director and Nominee

John M. Toups                    3,000                 *
  Director and Nominee

All Executive Officers and    2,107,491              19.7%
Directors as a Group
(14 in number)
-------------------------
[FN]
<F1>  All options exercisable currently or within the next six months are treated as exercised for shares of Common Stock.

<F2>  See Note 2 to the table of beneficial owners on page 6.

<F3>  Includes 20,000 shares issuable upon the exercise of options which are exercisable in the next six months.

<F4>  Includes 85,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F5>  Includes 30,000 shares issuable upon the exercise of options which are exercisable in the next six months.

<F6>  Includes 10,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F7>  The asterisk (*) denotes that the individual holds less than one tenth of one percent (0.1%) of Common Stock.

<F8>  Includes 1,000 shares beneficially owned by Mr. Oleson's daughter not living at home.

<F9>  According to a Form 5 for July 1997, filed by Alan S. Parsow, this includes 41,500 shares beneficially owned by Elkhorn Partners Limited Partnership, which shares the same address as Parsow Partnership, Ltd., 2222 Skyline Drive, Elkhorn, Nebraska 68022. Alan S. Parsow is the General Partner of both Parsow Partnership, Ltd. and Elkhorn Partners Limited Partnership.

<F10>  See Note 3 to the table of beneficial owners on page 6.

<F11>  Includes 14,000 shares issuable upon the exercise of options which are currently exercisable.

<F12>  Includes 27,300 shares issuable upon the exercise of options prior to
December 31, 2000.

Section 16(a) Reporting
-----------------------

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such Officers, Directors and Stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                             EXECUTIVE OFFICERS

The Executive Officers of the Company are Dr. J.P. London, Chairman of the Board, President and Chief Executive Officer, and the following five persons indicated in the table below. Executive Officers are elected by the Board of Directors and serve at the pleasure of the Board.

             Positions and Offices
Name, Age      With the Company        Principal Occupations, Past Five Years
-----------------------------------------------------------------------------
James P.     Executive Vice President, Executive Vice President, Chief
Allen, 48    Chief Financial Officer,  Financial Officer, Treasurer &
             Treasurer & Director of   Director of Business Services for the
             Business Services         Company since March 1996; Vice
                                       President of Finance of I&WP4-3;Net,
                                       Incorporated, 1995-1996; Executive
                                       Vice President of Finance &
                                       Administration for RJO Enterprises,
                                       1992-1995; Vice President of Finance,
                                       Chief Financial Officer & Treasurer of
                                       Fairchild Space & Defense Corporation,
                                       1989-1992 (Aerospace Products and
                                       Engineering Services).

Gregory R.   President and Managing    President, CACI Limited and Manager,
Bradford,    Director, CACI Limited;   Marketing Systems Group since January
48           Manager, Marketing        1994; Managing Director, CACI Limited,
             Systems Group             1986-present.

Jeffrey P.   Executive Vice President, Executive Vice President of the
Elefante,    General Counsel and       Company since July 1996; General
51           Secretary                 Counsel and Secretary of the
                                       Company, 1992-present; Senior Vice
                                       President, 1992-1996; Vice President,
                                       1988-1992; Assistant General Counsel,
                                       1987-1992.

Joseph J.    President, CACI Products  President, CACI Products Company and
Lenz, 45     Company; Manager,         Manager, Simulations System Group
             Simulations Systems       since October 1995; Senior Vice
             Group                     President, CACI Products Company
                                       worldwide sales, January 1995 to
                                       September 1995; Senior Vice President,
                                       Managing Director of CACI Nederland
                                       B.V., 1992-1995; Senior Vice
                                       President, CACI Products Company
                                       International Operations
                                       (London-based), 1991-1992; Senior Vice
                                       President of CACI Products Company
                                       international sales, 1988-1992.

Ray J.       President and Chief       From 1990 until November 1996, Ray J.
Oleson, 53   Operating Officer <F1>    Oleson served as President and Chief
                                       Operating Officer for CACI, Inc.,
                                       CACI, INC. - COMMERCIAL, CACI, INC. -
                                       FEDERAL, CACI Field Services, Inc.,
                                       CACI Systems Integration Inc.

--------------------
[FN]
<F1>  Mr. Oleson retired from the company in November 1996, to pursue other interests.

                 DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Directors
-------------------------

During fiscal 1997, each Director not employed by the Company or any of its subsidiaries was compensated according to the following arrangements for his participation in meetings of the full Board of Directors and the committee(s) of which he was a member:

- FULL BOARD - Through October 1996, the payment schedule was Four Thousand Dollars ($4,000) per quarter. From November 1996 to the present, Eighteen Thousand Dollars ($18,000) for up to six meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000). Additional phone meetings of any length, Five Hundred Dollars ($500).

- AUDIT COMMITTEE - Through October 1996, Two Thousand Dollars ($2,000) per quarter. From November 1996 to the present, Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this committee receives an additional Three Thousand Dollars ($3,000).

- COMPENSATION COMMITTEE - Through October 1996, Two Thousand Dollars ($2,000) to cover one meeting each quarter. Special meetings were compensated at Seven Hundred Fifty Dollars ($750) for meetings of two hours or less or Two Thousand Dollars ($2,000) for meetings of more than two hours. From November 1996 to the present, Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this committee receives an additional Four Thousand Dollars ($4,000).

- EXECUTIVE COMMITTEE - Through October 1996, Two Thousand Dollars ($2,000) per quarter. From November 1996 to the present, Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. Dr. London serves as the Chairman of this committee and does not receive any compensation for this position.

- INVESTOR RELATIONS COMMITTEE - Through October 1996, Two Thousand Dollars ($2,000) per quarter. From November 1996 to the present, Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this committee receives an additional Two Thousand Dollars ($2,000).

Dr. London received no separate compensation for his services as Director. However, all Directors are reimbursed for expenses associated with attending meetings of the Board and its committees.

During fiscal 1998, Directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as those arrangements established in November 1996.

Compensation of Executive Officers
----------------------------------

The following table summarizes compensation paid by the Company and its subsidiaries to Dr. London, the Company's Chairman, President and Chief Executive Officer, and the five other executive officers of the Company during the fiscal year ended June 30, 1997, compared with the two previous fiscal years.


                  SUMMARY OF EXECUTIVE OFFICER COMPENSATION


                                                             Long Term
Compensation

----------------------
               Annual Compensation                             Awards
Payouts
--------------------------------------------------------------------------------
---------------------------------
       (a)           (b)       (c)           (d)         (e)
(f)         (g)      (h)       (i)


Other                                            Other
                                                        Annual
Restricted                        Annual
                                                        Compen-
Stock                 LTIP     Compen-
     Name and      Fiscal     Salary         Bonus      sation
Award      Options   Payouts   sation
Principal Position  Year        $               $           $
$           #      $ <F1>    $ <F2>
--------------------------------------------------------------------------------
---------------------------------
J. P. London        1997     $225,000       $ 85,232        -
-          -        N/A     $76,209
 President, CEO     1996      200,000        373,358        -
-          -        N/A      70,062
 and Chairman       1995      200,000        450,000        -
-          -        N/A      61,663

J. P. Allen         1997     $175,000       $ 42,000        -
-          -        N/A     $12,588
 Exec. V.P.,        1996<F3>     -              -           -
-          -        N/A        -
 Chief Financial    1995<F3>    N/A            N/A          -
-          -        N/A       N/A
 Officer and
 Treasurer

G.R. Bradford       1997     $176,717<F4>   $ 44,375    $43,707<F5>
-       20,000      N/A     $23,242
 President and      1996      171,283<F4>     93,449     24,744<F5>
-          -        N/A      44,233
 Managing           1995      174,119<F4>   $ 67,340     28,069<F5><F6>
-          -        N/A      51,116
 Director
 of CACI Limited

Jeffrey P. Elefante 1997     $125,000       $ 30,000        -
-       10,000      N/A     $21,680
 Executive Vice     1996      114,000        130,587        -
-          -        N/A      21,686
 President, General 1995      114,000        146,597        -
-          -        N/A      14,844
 Counsel and
 Secretary

Joseph J. Lenz      1997     $100,000       $216,854        -
-          -        N/A     $30,665
 President of       1996       93,750         82,557        -
-       30,000      N/A      21,858
 CACI Products      1995       64,167        107,845        -
-          -        N/A      15,703
 Company

Ray J. Oleson       1997     $ 63,750<F7>   $166,083        -
-          -        N/A     $14,205
 President and      1996      147,000        200,413        -
-          -        N/A      37,364
 Chief Operating    1995      147,000        345,665        -
-          -        N/A      94,202
 Officer of
 CACI, Inc.

--------------------
[FN]
<F1>  "LTIP " stands for Long-Term Incentive Plan. The Company does not participate in an LTIP.

<F2>  Other Annual Compensation in this column includes accrued vacation pay in excess of amounts actually paid, amounts contributed under the Company's qualified and non-qualified pension plans, and amounts paid by the Company for leased or owned automobiles.

<F3>  Mr. Allen was not employed by the Company until March 1996, therefore, no compensation can be reported for FY1995 and compensation in FY1996 is less than $100,000.

<F4>  Mr. Bradford's compensation is paid partly in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion causes Mr. Bradford's reported salary to fluctuate from year-to-year because of the conversion of pounds sterling to U.S. dollars.

<F5>  Reimbursement was paid to Mr. Bradford (a U.S. citizen) for tuition costs for Mr. Bradford's children while resident in the United Kingdom.

<F6>  A cost-of-living "expatriate" adjustment was paid to Mr. Bradford to reflect the Company's requirement for Mr. Bradford's residence in the United Kingdom.

<F7>  Mr. Oleson's salary reflects his employment with the Company for 5 months of fiscal year 1997.

STOCK OPTIONS

The table below contains information relating to stock options granted to the Executive Officers named above.

Option Grants During Fiscal Year 1997

                                                                 Potential
Realizable Value at
                                                                    Assumed
Annual Rates of
                                                                 Stock Price
Appreciation for
                       Individual Grants                          Option Term
(until 6/18/07)
--------------------------------------------------------------------------------
---------------
    (a)            (b)        (c)           (d)         (e)
(f)             (g)
                           % of Total
                            Options
                           Granted to
                 Options   Employees      Exercise     Expir-
                 Granted   in Fiscal       Price       ation
     Name        (#)<F1>    Year (%)     ($/Sh)<F2>     Date      5%
($)<F3>     10% ($)<F3>
--------------------------------------------------------------------------------
---------------
J.P. London           0          0              0        N/A
N/A            N/A

R.J. Oleson           0          0              0        N/A
N/A            N/A

G.R. Bradford    20,000       11.4         $18.75      6/18/07
$235,800       $597,600

J.P. Allen            0          0              0        N/A
N/A            N/A

J.P. Elefante    10,000        5.7         $18.75      6/18/07
$117,900       $298,800

J.J. Lenz             0          0              0        N/A
N/A            N/A

---------------------
[FN]
<F1>  Option grants were permitted under the Company's 1986 Employee Stock
Incentive Plan and continue to be available under the stockholder-approved 1996 Stock Incentive Plan. Specific grants are determined by the Compensation Committee of the Board of Directors, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. Of the shares granted to Mr. Bradford, 10,000 are exercisable on July 1, 1999, and 10,000 are exercisable on July 1, 2000. Of the shares granted to Mr. Elefante, 5,000 are exercisable on July 1, 1999, and 5,000 are exercisable on July 1, 2000. All grants are exercisable for a period of ten years, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date, if the Grantee fails to exercise the options within 60 days of leaving the Company after the exercise date, or if the Grantee fails to exercise the options prior to the expiration date.

<F2>  The exercise price of options granted under the Plan is equal to the average of the high and low prices of the stock on the date of grant.

<F3>  The potential realizable value of the options assumes option exercise ten years from the date of grant and is calculated as the product of (a) the difference between (i) the product of the per-share grant price and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end. The assumed annual rates in this column are suggested by the Securities and Exchange Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the grant price on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.


AGGREGATED OPTION EXERCISES IN FISCAL 1997, AND FISCAL YEAR-END OPTION VALUES

     (a)           (b)        (c)
(d)                            (e)
                 Shares                         Number of
Value of Unexercised
                 Acquired                   Unexercised Options
In-the-NMoney Options
                   on        Value          at June 30, 1997 (#)          at
June 30, 1997 ($)
                 Exercise   Realized
    Name           (#)     ($)<F1>        Exercisable  Unexercisable
Exercisable  Unexercisable
--------------------------------------------------------------------------------
------------------

J.P. London            0           $0       198,500            0
$2,549,312           $0

R.J. Oleson      215,000   $3,529,220             0
0                $0           $0

G.R. Bradford          0           $0        85,000       20,000
$911,363           $0

J.P. Allen        10,000      $72,500             0
40,000                $0     $210,000

J.P. Elefante          0           $0        30,000       10,000
$300,830           $0

J.J. Lenz          1,666      $21,450         5,000       25,000
$11,250      $56,250


--------------------
[FN]
<F1>  Market value of underlying securities at exercise, minus the exercise price.

<F2>  The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company's stock at fiscal year-end (which was $15.25, based on the closing price of the Common Stock as reported on the NASDAQ National Market on June 30, 1997).


EMPLOYMENT AGREEMENT

On August 17, 1995, the Company entered into an employment agreement (the "Employment Agreement") with Dr. J.P. London, the Chairman of the Board, President and Chief Executive Officer of the Company. The purpose of the Employment Agreement is to assure the Company of Dr. London's committed services for a fixed period of time. The term of the Employment Agreement is for one year with an automatic one-year extension each year. The Employment Agreement provides for a salary of not less than Two Hundred Thousand Dollars ($200,000) per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase and stock option plans as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The Employment Agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London's duties. The Employment Agreement restricts Dr. London's right to compete with the Company or to offer employment to Company employees following termination.

The Employment Agreement may be terminated by the Company in the event of death, disability or for cause as determined by the Board. In the event of termination for any other reason, except for the occurrence of a change of control, the Employment Agreement provides that the Company will pay an amount equal to eighteen (18) months of Dr. London's current base salary. In the event of a termination within one year of the effective date of a change of control, as defined in the Agreement, the Employment Agreement provides for a termination payment equal to thirty-six (36) months of Dr. London's current base salary, as defined in the Agreement.


                       COMPANY STOCK PERFORMANCE CHART

The following chart shows how $100 invested as of June 30, 1992, in shares of the Company's Common Stock would have grown during the five-year period ended June 30, 1997, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index, and in the Standard & Poor's Technology 500 Index.

Comparison of Five Year Cumulative Total Return
-----------------------------------------------

CACI International Inc, S&P 500 Index, and S&P Technology - 500


Company/Index Name       1992     1993     1994     1995    1996     1997
---------------------------------------------------------------------------
CACI International Inc $100.00  $ 96.04  $178.95  $257.89  $331.58  $321.05
S&P 500 Index           100.00   100.00   126.49   205.81   245.25   372.84
S&P Technology-500      100.00   100.00   115.23   145.27   183.04   246.55


                            STOCK INCENTIVE PLAN

During fiscal 1997, the Company's 1986 Employee Stock Incentive Plan (the "1986 Plan") expired by its terms on September 24, 1996. The Board of Directors adopted the 1996 Stock Incentive Plan (the "1996 Plan") to replace the 1986 Plan. The 1996 Plan was approved by a majority vote of the stockholders at the November 14, 1996 Annual Meeting.

The Company's 1996 Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stake of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries. In addition, to accomplish these goals, the 1996 Plan is intended to provide additional incentive to highly qualified candidates to accept employment with the Company.

The 1996 Plan is administered by the Board's Compensation Committee. At least twice each fiscal year, the Compensation Committee meets to designate eligible employees, if any, to participate under the 1996 Plan and the type, amount, dates and terms of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under
Section 422A of the Internal Revenue Code (the "Code") (pertaining to Incentive Stock Options).

Participation in the 1996 Plan may be in the form of an award of (i) options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422A of the Code, (ii) options not qualifying under Section 422A (i.e., non-qualified options), (iii) shares of stock at no cost or at a purchase price set by the Committee, subject to restrictions and conditions determined by the Committee, (iv) unrestricted shares of stock at prices set by the Committee, (v) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Committee, and (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Common Stock (Stock Appreciation Rights).

Awards may be granted under the 1996 Plan to officers and employees of the Company or any of its subsidiaries. The total number of shares of Common
Stock that may be issued pursuant to the 1996 Plan is 1,500,000.   No employee
may be granted awards under the 1996 Plan, including stock options and stock appreciation rights, with respect to more than 300,000 shares in any calendar year.


                          OTHER COMPENSATION PLANS

In fiscal year 1997, pursuant to its tax qualified Pension Plan, the Company contributed to a trust an amount equal to 2.5% of a qualified employee's total fiscal year cash compensation, up to $35,000 per year, and an amount equal to 5% of cash compensation in excess of $35,000 per year subject to maximum
contribution limitations.   Participants selected from a variety of investment
options available through the Pension Plan, including a CACI Common Stock
investment option.   Similarly, under the Company's 401(k) Plan, participants
selected from a variety of investment options, including a CACI Common Stock investment option. Effective July 1, 1997, the Company merged its Pension Plan and voluntary 401(k) Plan into a single CACI $MART Plan. Participants in the Pension Plan all became fully vested on June 30, 1997, and participant balances were transferred to the new $MART Plan. The $MART Plan authorizes employees to contribute up to 15% (subject to certain limitations and annual vesting) of their total compensation. The Company will provide matching contributions of 50% of the amount of the employee's contribution up to 6% of the employee's total cash compensation. In addition, the Company may also make discretionary profit sharing contributions to the $MART Plan. The CACI Common Stock investment option in the $MART Plan (as was true of the Pension Plan and 401(k) plan), provides an additional way to link officer and employee interests more directly to that of stockholders.


                   COMPENSATION COMMITTEE REPORT FOR FY97

The Company's executive compensation policies and practices are overseen by the Compensation Committee of the Board of Directors (the "Committee"). In fiscal 1997, between July 1 and November 14, 1996, the members of the Committee were Dr. Paul J. Coleman, Larry L. Pfirman, Charles P. Revoile, and John M. Toups. From and after November 14, 1996, the members of the Committee were Richard L. Leatherwood, Larry L. Pfirman, Charles P. Revoile, Richard P. Sullivan and John M. Toups. Each Committee member is a non-employee
Director. Committee actions concerning executive officer compensation are subject to full Board of Directors review. Award decisions under the Company's 1986 and 1996 stock incentive plans, however, are delegated exclusively to the Committee.

Set forth below is the report of the Committee for fiscal 1997 addressing the Company's executive compensation policies for fiscal 1997 as they affected (1) Dr. London and (2) Messrs. Allen, Bradford, Elefante, Lenz and Oleson, who were the Company's Executive Officers (Executive Officers).

Executive Compensation Policies
-------------------------------

Executive Officers' compensation levels are intended to be fair (but not excessive) and competitive with similar size companies in the Company's industry. In setting compensation levels, the Committee takes into account both objective and subjective performance criteria, including: (1) the Company's after-tax earnings; (2) actual versus target operating performance in terms of revenue and after-tax earnings; (3) each officer's initiative and contributions to overall performance; (4) achievement of specific, pre-set strategic objectives; (5) managerial ability; and (6) performance of special projects. <F1> Incentive compensation programs typically include performance thresholds, or cut levels, below which either no bonus or a significantly reduced bonus is paid. It is the Committee's intent by considering these criteria to tie a significant portion of the Executive Officer's compensation to Company performance.

[FN]
<F1>  The Committee also considers cost-of-living and expatriate adjustments for Executive Officers serving outside the United States. At present, Mr. Bradford, Executive Vice President of the Company and President and Managing Director of CACI Limited, a Company subsidiary in the United Kingdom, is the only Executive Officer serving abroad.


The Company uses stock-based compensation to the Executive Officers as a means of (1) aligning the interests of management with those of the stockholders, and (2) retaining key executives through the use of stock option awards with future exercise dates.

Executive Officers also are permitted to participate in certain broad-based employee benefit plans (described herein on page 21) on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitation placed on the amounts that may be contributed or the benefits that may be payable under such plans. For example, the Company made contributions to the Company's pension plan on behalf of the Executive Officers based on their compensation amounts. In 1997, the Company will make matching contributions to the 401(k) $MART Plan.

Relationship of Executive Compensation to Company Performance
-------------------------------------------------------------

Compensation paid to the Executive Officers in fiscal 1997 (as reflected in the Summary of Executive Officer Compensation table included in this Proxy Statement) consisted primarily of base salary and performance bonus, along with specific stock option grants (as reflected in the Option Grants During Fiscal Year 1997 table).

Compensation plans for fiscal 1997 were developed late in fiscal 1996 following a review of compensation to ascertain the compensation levels which would be necessary or desirable to maintain the Company's compensation structure on a competitive basis, and to provide appropriate incentive for achieving desired Company performance. Specific performance targets were established and incorporated into fiscal year business plans which were developed by the Executive Officers under the supervision of the Chief Executive Officer and approved by the Board of Directors.

The approved fiscal year business plans were used as the basis for the Company's performance bonus plans, which provided for bonus payments to Executive Officers based on actual versus target operating performance in terms of after-tax earnings for the Company as a whole, and for those Executive Officers in charge of an operating unit, for the Officer's particular unit. These plans included "cut", "target", and "stretch" performance thresholds tying the amount of bonus payment closely to operating performance: (1) performance below the "cut" level generated no payment; (2) performance between "cut" and "target" generated bonus payments at the base level; (3) performance between "target" and "stretch" generated bonus payments at the median level; and (4) performance at or above "stretch" generated bonus payments at the higher level.

The Company's incentive compensation plans also allowed for payment of additional compensation on the basis of achievement of (1) specific, pre-set strategic objectives and (2) an evaluation of each Executive Officer's initiative and contribution to overall performance apart from quantitative financial performance. Payments pursuant to such subjective criteria were considered close to the end of fiscal 1997 after discussions among the Committee and, for all Executive Officers other than Dr. London, after discussions between the Committee and Dr. London. In fiscal year 1997, the Committee determined that no such awards would be made.

Chief Executive Officer Compensation
------------------------------------

The Committee's approach to setting the Chief Executive Officer's compensation, as in the case of the other Executive Officers, is to tie a significant portion of his compensation to Company performance, while seeking to be competitive with other similar size companies in the Company's industry and to provide the Chief Executive Officer with some certainty as to the level of his compensation through base salary. The Committee believes that this approach appropriately motivates the Chief Executive Officer to achievement of Company performance goals.

Dr. London's salary and bonus compensation for fiscal 1997 was $310,232, a decrease of $263,126 from fiscal 1996 as a result of the operation of Dr. London's incentive compensation plan applied to the Company's after-tax earnings in fiscal 1997.

Dr. London's fiscal 1997 incentive compensation was based on the Company's net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. Subject to a cap of Five Hundred Thousand Dollars ($500,000) on the aggregate of quarterly and annual bonuses earned, Dr. London was entitled to a bonus based on each quarter's net after-tax profit so long as that profit exceeded the net after-tax profit for the same quarter of fiscal 1996, and a larger, variable bonus upon reaching or exceeding a pre-determined threshold net after-tax profit level for the fiscal year. With the Company failing to reach its fourth quarter and annual earnings targets during fiscal year 1997, by operation of the applicable bonus formulae, Dr. London earned $85,232 in aggregate incentive compensation for quarterly net after-tax profit results for the first three quarters of the fiscal year.

The Committee believes that in view of the Company's performance for the year, Dr. London's compensation for fiscal 1997 was reasonable.

In June, 1997, the Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal 1998 which ties a significant portion of Dr. London's compensation to the achievement by the Company of certain profit results during fiscal year 1998.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS:


Charles P. Revoile, Chairman     Richard L. Leatherwood    Larry L. Pfirman

               Richard P. Sullivan          John M. Toups



                   TRANSACTIONS WITH MANAGEMENT AND OTHERS;
                            OTHER INFORMATION

In 1995, the Company offered severance compensation agreements (the "Severance Agreement") to Mr. Bradford, Mr. Elefante and Mr. Oleson. In March 1996, the Company offered a Severance Agreement to Mr. Allen. Each of the Severance Agreements provides for automatic one year renewal; therefore, all Severance Agreements were renewed in fiscal year 1997, with the exception of Mr. Oleson's which was terminated when he left the Company in November 1996. The Severance Agreement maximizes the availability to the Company of each Executive Officer's managerial experience and knowledge of the affairs of the Company. The Severance Agreement provides for the payment of severance in an amount equal to twelve (12) months base salary, in the event that Executive's employment is terminated for any reason other than cause, death, medical or physical incapacity, voluntary retirement or resignation. In the event of a termination within one (1) year of the date of a change-of-control, the severance payment to the Executive will be twenty-four (24) months base salary. The term of the Severance Agreement is one (1) year, with automatic renewal, subject to change in the Senior Executive Policy applicable to the Executive Officers.

There exist no other transactions with management and others (as defined by applicable regulations), to which the Company or any of its subsidiaries was a party in fiscal year 1997 in which the amount involved exceeds Sixty Thousand Dollars ($60,000).

Legal Proceedings
-----------------

Information regarding the status of the Company's legal proceedings is included in its Annual Report on Form 10-K and is incorporated herein by reference. Since the date of filing the Form 10-K, there have been no further material developments to the Company's legal proceedings.


                           RATIFICATION OF AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, Certified Public Accountants, as auditors to examine and report on the Company's financial statements for the fiscal year ending June 30, 1998. At the Annual Meeting, stockholders will vote on whether to ratify the selection of Deloitte & Touche LLP. If a quorum is present, the vote of the holders of a majority of the shares of common stock present or represented at the Meeting and entitled to vote will be required to ratify such selection.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. Deloitte & Touche's representatives will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION.
If circumstances not presently contemplated so require, the Board of Directors may, at a later date, reconsider the appointment of Deloitte & Touche LLP, notwithstanding that a majority of shares may be voted to ratify their appointment.

                                SOLICITATION

The cost of this solicitation of proxies will be borne by the Company. The firm of Morrow & Co. has been retained to assist in soliciting proxies at a fee not to exceed Eight Thousand Dollars ($8,000) plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain Officers, Directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.


                        FUTURE STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the 1998 Annual Meeting, stockholder proposals must be received by the Company on or before June 1, 1998.


                     DOCUMENTS INCORPORATED BY REFERENCE

(1) The Company's Annual Report on Form 10-K for the Fiscal Year ended June 30, 1997, filed with the Securities and Exchange Commission on or about September 16, 1997, is incorporated by reference.


                                OTHER MATTERS

As of this date, the Board of Directors knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.


                                   By Order of the Board of Directors



                                   Jeffrey P. Elefante, (Secretary)

Arlington, Virginia
Dated: September 23, 1997

Appendix A: Notice of Annual Meeting of Stockholders, mailed with Proxy Statement to all stockholders on or about September 25, 1997.

Appendix B: Letter to stockholders from J.P. London, Chairman of the Board, President and Chief Executive Officer, CACI International Inc, mailed with Proxy Statement to all stockholders on or about September 25, 1997.

Appendix C: Proxy Card, mailed with Proxy Statement to all stockholders on or about September 25, 1997.

Appendix D: Reminder Card, mailed with Proxy Statement to all stockholders on or about September 25, 1997.

                                                                Appendix A

                           CACI International Inc
                           1100 North Glebe Road
                          Arlington, Virginia 22201

                          -------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        to be held November 20, 1997

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of CACI International Inc (the "Company") will be held on November 20, 1997, at 9:30 a.m., Eastern Standard Time, at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311, for the following purposes:

1.  To elect the Company's Board of Directors.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the current fiscal year.

3. To transact such other business or as may otherwise properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 22, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia 22311, from November 5, 1997 through November 20, 1997 for inspection by any stockholder for any purpose germane to the meeting.

                                     By Order of the Board of Directors



                                     Jeffrey P. Elefante, (Secretary)
Arlington, Virginia
Dated: September 23, 1997

IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON IF YOU SO DESIRE EVEN IF YOU PREVIOUSLY HAVE SENT IN YOUR PROXY.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

                                                               Appendix B
                           CACI International Inc

                           ----------------------

                                                         September 23, 1997
Dear Stockholder:

I cordially invite you to attend your Company's 1997 Annual Meeting of Stockhold ers on November 20, 1997, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311.

Matters to be considered and acted on at the meeting include the election of directors and the ratification of the appointment of independent public accountants. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,



J.P. London
Chairman of the Board,
President and Chief
Executive Officer

IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON IF YOU SO DESIRE EVEN IF YOU PREVIOUSLY HAVE SENT IN YOUR PROXY.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

                                                                Appendix C
                                [PROXY CARD]
                                  [Front]

Common Stock                CACI International Inc
         PROXY FOR NOVEMBER 20, 1997 ANNUAL MEETING OF STOCKHOLDERS
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia 22311, on November 20, 1997, at 9:30 a.m. Eastern Standard Time and at any adjournments thereof.
1.   ELECTION OF DIRECTORS
     FOR all nominees listed below ---              WITHHOLD AUTHORITY ---
     (except as marked to the contrary below)         (to vote for all
      nominees listed below)
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
Richard L. Leatherwood           J.P. London            Charles P. Revoile
Larry L. Pfirman                 Warren R. Phillips     John M. Toups
William B. Snyder                Richard P. Sullivan
2. FOR --- AGAINST --- ABSTAIN FROM --- ratification of the appointment of Deloitte & Touche LLP as independent auditors.
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR ITEM TWO ABOVE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.




[NOTE: The short lines after the phrases "FOR all nominees listed below", "WITHHOLD AUTHORITY", "FOR", "AGAINST", and "ABSTAIN FROM" represent the boxes which appear on the actual proxy card, and which cannot be printed due to electronic transmission limitations.]

                                [PROXY CARD]
                                   [Back]

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.
The undersigned acknowledges receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Please sign exactly as your name is shown on the Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner must sign. If the signer is a corporation, the full corporate name shall be signed by a duly authorized officer. If your printed name is incorrect please put your correct name in the space below.

                                             Dated:               , 1997
                                                   ---------------




                                          -----------------------------
                                          Signature of Beneficial Owner



                                          ------------------------------
                                          Signature of Beneficial Owner

                                                              Appendix D

                               [REMINDER CARD]
                                   [Front]

                                 IMPORTANT


PLEASE SEND IN YOUR PROXY ... TODAY


YOU ARE URGED TO FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A STAMPED AND ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOUR VOTE IS IMPORTANT.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES.

                               [REMINDER CARD]
                                   [Back]
                          HAS YOUR ADDRESS CHANGED?


If so, please enter your new address in the spaces provided below and return this card with your Proxy.



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Name

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Street

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City                            State                                Zip